UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2014

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Fourth Avenue, Suite 2600
Seattle, WA  98154
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensating Arrangements of Certain Officers
Appointment of Director
On January 29, 2014, the Seattle Bank announced the election by its Board of Directors (Board) of Ruth Rios Bennett to serve on the Seattle Bank's Board as an independent director, filling the vacancy left by Debora D. Horvath. Ms. Bennett has served as principal of RB Bennett Enterprises LLC, a real estate brokerage company, in Vancouver, Washington, since 2008. From 1973 to 2007, she served in various capacities at the Bonneville Power Administration, a federal electrical utility, in Portland, Oregon, including chief operating officer from 2003 to 2007. Ms. Bennett served as a director of First Independent Bank in Vancouver, Washington, from 2008 to 2012. Her extensive experience in strategic planning, organizational and enterprise risk management, and finance and accounting support her qualifications to serve as an independent director of the Seattle Bank.
Item 7.01 Regulation FD Disclosure
Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the press release dated January 29, 2014, regarding Ms. Bennett's appointment. The information in this Item 7.01 and contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d)      Exhibits

99.1	Press Release announcing Director Appointment dated January 29, 2014.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: January 29, 2014	By: /s/ Michael L. Wilson
Name: Michael L. Wilson Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcing Director Appointment dated January 29, 2014.